Exhibit 10b (xvi)
W.W. GRAINGER, INC.
2010 Incentive Plan
Stock Option Agreement

This Stock Option Agreement (the “Agreement”) is dated as of ____________ (the “Effective Date”) and is entered into between W.W. Grainger, Inc., an Illinois corporation (the “Company”), and _____________ (the “Executive”).

Pursuant to the W.W. Grainger, Inc. 2010 Incentive Plan (the "Plan") and in consideration of the Executive's agreement to enter into an Unfair Competition Agreement between the Company and the Executive concurrently with this Agreement (the “Unfair Competition Agreement”), the Company desires to grant to the Executive the right and option (“Option”) to purchase shares of the Company’s common stock (“Common Stock”). In turn, the Executive desires to enter into the Unfair Competition Agreement and accept such Option (the “Awards”), on the terms and conditions set forth in this Agreement, the Plan and the Unfair Competition Agreement.

           Capitalized terms used but not defined in this Agreement shall have the meanings specified in the Plan.

In consideration of the mutual promises set forth below and in the Unfair Competition Agreement, the parties hereto agree as follows:

ARTICLE I
Grants

Subject to the terms and conditions of this Agreement, the Plan and the Unfair Competition Agreement (the terms of which are hereby incorporated herein by reference) and effective as of the Effective Date, the Company hereby grants to the Executive the Option to purchase all or part of the number of shares of Common Stock specified as follows: ________.

ARTICLE II
Provisions Relating to Option

2.01 Term of Option.  The Option shall expire ten years from the Effective Date (e.g. a grant on January 31, 2000 would expire on January 30, 2010), subject to the terms and conditions set forth in this Agreement, the Plan and the Unfair Competition Agreement.

2.02 Exercise Date.  Unless otherwise provided in the Plan, the Option shall not be exercisable in whole or in part until the third (3rd) anniversary of the Effective Date (such date, the “Option Vesting Date”), provided, however, that the Option shall become immediately exercisable in the event of the death or disability or the retirement of the Executive, on or after January 1 of the calendar year immediately following the Effective Date in accordance with the provisions of the applicable retirement plan and Section 2.03 herein.  For purposes of this Agreement, the term “disability” means the Executive’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted for a continuous period of not less than twelve (12) months.

2.03 Retirement.  If the retirement of the Executive occurs after the Effective Date but during the same calendar year as the Effective Date, then the number of options shall be determined as follows:

(a) then a portion of the Option shall become immediately exercisable equal to the product of (x) the number of shares subject to the Option, multiplied by (y) a fraction, the numerator of which is the number of months during the calendar year in which the Effective Date occurs that the Executive was employed by the Company and the denominator of which is 12; and

(b) the balance of the Option not immediately exercisable pursuant to subsection (a) above, will be forfeited in full and the
     Executive shall have no further rights with respect to the Option hereunder.

For purposes of the foregoing calculation, the Executive will be deemed to have been employed by the Company during the month that his employment terminates if, and only if, such termination occurs on or after the fifteenth (15th) calendar day of that month.

2.04 Notice.  The Executive may exercise the Option by giving appropriate notice of the Executive’s desire to exercise the Option.  The notice shall specify the number of shares to be acquired.

2.05 Payment of Purchase Price.  The Executive shall at the time of exercise of the Option (except in the case of a cashless exercise) tender to the Company the full purchase price.  At the discretion of the Compensation Committee of the Board (the “Committee”), and subject to such rules and regulations as it may adopt, the purchase price may be paid (i) in full in cash, (ii) in Common Stock already owned by the Executive for at least six months and having a fair market value on the date of exercise equal to the full purchase price, (iii) through a combination of cash and Common Stock, or (iv) through a cashless exercise through a broker-dealer approved for this purpose by the Company.

2.06 Minimum Exercise.  An Option of 200 shares or less must be exercised in its entirety.  An Option for more than 200 shares may be exercised in part for no fewer than 200 shares, or 100-share multiples in excess thereof, unless the remaining shares subject to the Option are less than 200 shares, in which case if any are exercised, the entire balance must be exercised.

ARTICLE III
General

3.01 Recoupment of Incentive-Based Compensation.  If the Board of Directors determines that the Executive has committed fraud against the Company or has been engaged in any criminal conduct that involves or is related to the Company and such Executive is entitled to receive performance shares, stock options, restricted stock units or cash incentive compensation (“Incentive Compensation”) then the Company shall recover from the Executive such Incentive Compensation, in whole or in part, for any period of time, as it deems appropriate under the circumstances.  The Board shall have sole discretion in determining whether the Executive’s conduct was in compliance with the law or Company policy and the extent to which the Company will seek recovery of the Incentive Compensation notwithstanding any other remedies available to the Company.

3.02 Tax Withholding Obligations.  The Executive shall be responsible for  any required withholding including, but without limitation, taxes, FICA contributions, or the like under any federal, state or applicable statute, rule, or regulation in connection with the award, deferral, vesting, exercise or settlement (as the case may be) of the Awards.  The Company may withhold a number of shares of Common Stock having a fair market value on the date that the amount is to be withheld equal to the amount determined by the Company to be the required statutory minimum withholding; this amount may or may not satisfy the Executive’s calendar year withholding obligation.  The Company shall not issue and deliver any of its Common Stock until and unless the proper provision for minimum required withholding has been made.

3.03 Restriction on Transferability.  Except to the extent otherwise provided in the Plan, the Awards may not be sold, transferred, pledged, assigned, or otherwise alienated at any time.  Any attempt to do so contrary to the provisions hereof shall be null and void.

3.04 Rights as Shareholder.  The Executive shall not have voting or any other rights as a shareholder of the Company with respect to the Awards. Upon exercise of the Option, the Executive will obtain, with respect to the shares of Common Stock received in such exercise or settlement, full voting and other rights as a shareholder of the Company.

3.05 Administration.  The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Executive, the Company, and all other interested persons.  No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

3.06 Effect on Other Employee Benefit Plans.  The value of the Awards granted pursuant to this Agreement and the value of shares of Common Stock received in exercise or settlement (as the case may be) of such Awards shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Executive’s benefits under any employee benefit plan sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides.  The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Subsidiary’s employee benefit plans.

3.07 No Employment Rights.  The Awards granted pursuant to this Agreement shall not give the Executive any right to remain employed by the Company or a Subsidiary.

3.08 Amendment. This Agreement may be amended only by a writing executed by the Company and the Executive which specifically states that it is amending this Agreement.  Notwithstanding the foregoing, this Agreement may be amended solely by the Committee by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to the Executive, and provided that no such amendment adversely affecting the rights of the Executive hereunder may be made without the Executive’s written consent.  Without limiting the foregoing, the Committee reserves the right to change, by written notice to the Executive, the provisions of the Awards or this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to Awards which are then subject to restrictions as provided herein.

3.09 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary.  Any notice to be given to Executive shall be addressed to Executive at the address listed in the employer’s records or to the Executive’s account at Smith Barney.  By a notice given pursuant to this section 3.09  either party may designate a different address for notices.  Any notice shall have been deemed given when actually delivered.

3.10 Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid.  Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

3.11 Construction. The Options are being issued pursuant to Article 6 (Stock Options) of the Plan.  Awards are subject to the terms of the Plan.  The Executive acknowledges receipt of the Plan booklet which contains the entire Plan, and the Executive represents and warrants that he has read the Plan. Additional copies of the Plan are available upon request during normal business hours at the principal executive offices of the Company.  To the extent that any provision of this Agreement violates or is inconsistent with an express provision of the Plan, the Plan provision shall govern and any inconsistent provision in this Agreement shall be of no force or effect.

3.12 Miscellaneous.

(a)  The Board may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect the Executive’s rights under this Agreement without the Executive’s written approval.

(b)  This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(c)  All obligations of the Company under the Plan and this Agreement, with respect to the Awards, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(d)  To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the day and year first above written.

W.W. GRAINGER, INC.

By:____________________________________
                        James T. Ryan
Chairman, President and Chief Executive Officer

EXECUTIVE

_____________________________________
Executive (Signature)

_____________________________________
Executive (Print Name)